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                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

PARENT
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Key Capital Corporation

                                     STATE OR OTHER
                                     JURISDICTION OF               PERCENTAGE
SUBSIDIARY                           INCORPORATION                 OWNERSHIP
----------                           ---------------               ----------

Key Bank and Trust                      Maryland                      100%


SUBSIDIARIES OF KEY BANK AND TRUST
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Key Operations Center, Inc.             Maryland                      100%
Key West Financial Corporation          Maryland                      100%